EXHIBIT 5.1

                             THE COCA-COLA COMPANY
                                Coca-Cola Plaza
                               Atlanta, Georgia

                                 August 2, 1995



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

     I am General Counsel of The Coca-Cola Company (the "Company") and have acted as counsel to the Company in connection with the filing by the Company of its Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, which Registration Statement relates to the offering from time to time of 1,388,685 shares of Common Stock of the Company (the "Shares") by certain stockholders of the Company. The Shares are being registered by the Company pursuant to the terms of a Registration Rights Agreement, dated August 1, 1995 (the "Registration Rights Agreement"), among the Company and certain stockholders of the Company as identified therein.

     As counsel for the Company, I am generally familiar with the corporate affairs of the Company and its subsidiaries, as well as the form of the prospectus included in the Registration Statement and the terms of the Registration Rights Agreement. In furnishing this opinion, I have examined and relied upon the accuracy of original, certified, conformed or photographic copies of such records, agreements, certificates and other documents as I have deemed necessary or appropriate to enable me to render the opinion set forth below. In all such examinations, I have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to me as certified, conformed or photographic copies and, as to certificates of public officials, I have assumed the same to have been properly given and to be accurate. I have also relied, as to various matters of fact material to this opinion, on certificates of public officials and officers of the Company and its subsidiaries.

     On the basis of the foregoing, I am of the opinion that the Shares are duly authorized, legally issued, fully paid and nonassessable shares of Common Stock of the Company.

     I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement, and further consent to the use of my name under the heading "Legal Matters" in the related prospectus also filed as a part of the Registration Statement.

                                   Very truly yours,

                                   /s/ JOSEPH R. GLADDEN, JR.

                                   Joseph R. Gladden, Jr.
                                   Senior Vice President
                                     and General Counsel